Exhibit 99.1

FOR IMMEDIATE RELEASE:

STREAM GLOBAL SERVICES ANNOUNCES

FINANCIAL RESULTS FOR THIRD QUARTER ENDED SEPTEMBER 30, 2010

BOSTON, MA –November 3, 2010– Stream Global Services, Inc., (NYSE AMEX: SGS), a leading global business process outsource (BPO) service provider specializing in customer relationship management and business process outsourcing services for many Fortune 1000 companies, today announced consolidated financial results for the three and nine months ended September 30, 2010. On November 3, 2010, Stream also filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission for the quarter ended September 30, 2010.

Quarter Highlights

•	On a GAAP basis:

•

Revenue for the quarter ended September 30, 2010 was $197.1 million, an increase of $75.2 million, or 61.7%, from the same period last year, primarily reflecting the acquisition of eTelecare Global Services, Inc. (“eTelecare”) on October 1, 2009 and the inclusion of the eTelecare business in Stream’s results of operations. Revenue for the third quarter increased over the second quarter of 2010 by approximately $13.2 million reflecting the ramp of new client wins during 2010.

•	Gross margin for the quarter ended September 30, 2010 was 42.2% compared to 40.5% for the same period in 2009.

•	Operating margin for the quarter ended September 30, 2010 was (1.5)% compared to (2.5)% for the same period in 2009.

•	Net loss was $12.6 million and $44.6 million for the three and nine months ended September 30, 2010, compared to net loss of $6.8 million and $7.6 million for the same periods in 2009.

•	On a Non-GAAP basis, as if the acquisition of eTelecare had been completed on January 1, 2009:

•

Revenue for the quarter ended September 30, 2010 was $197.1 million, an increase of $3.2 million, or 1.7%, from the same period in 2009. Gross margin for the quarter ended September 30, 2010 was 43.2% compared to 42.9% to the comparable period in 2009.

•

Adjusted Pro Forma Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) increased from $10.7 million for the three months ended June 30, 2010 to $21.9 million for the three months ended September 30, 2010, and increased $5.9 million from $16.0 million for the comparable prior year period.

•

At September 30, 2010 the balance of our revolving line of credit was $22.6 million, representing a decrease of $2.6 million from the revolver balance at June 30, 2010. The company had $66.1 million available to draw upon at September 30, 2010.

Americas Region

Revenues generated from our Americas region, which includes the United States, Canada, the Philippines, India, Costa Rica, Nicaragua, Dominican Republic and El Salvador, was $146.3 million and $425.4 million for the three and nine months ended September 30, 2010 compared to $72.1 million and $227.7 million for the three and nine months ended September 30, 2009. The growth in our revenue over the prior period is primarily attributed to the acquisition of eTelecare on October 1, 2009.

Gross profit generated by the Americas region was $62.7 million and $181.7 million for the three and nine months ended September 30, 2010.

EMEA Region

Revenues generated from our EMEA region, which includes Europe, the Middle East and Africa, was $50.9 million and $152.2 million for the three and nine months ended September 30, 2010 compared to $49.7 million and $155.5 million for the three and nine months ended September 30, 2009.

Gross profit generated by the EMEA region was $20.5 million and $58.1 million for the three and nine months ended September 30, 2010.

Selling, General and Administrative Expense

Selling, general and administrative expenses, which includes certain service center costs, was $66.0 million, or 33.5%, of revenue during the three months ended September 30, 2010, compared to $41.9 during the same period in 2009. This increase is primarily attributed to the acquisition of eTelecare on October 1, 2009. On a pro forma basis, as if the acquisition of eTelecare had been completed on January 1, 2009, selling, general and administrative expenses decreased by approximately $6.5 million for the quarter ended September 30, 2010 compared to the same period ended September 30, 2009.

Other Income and Expense, Including Income Taxes

Other income and expense for the quarter ended September 30, 2010 was $6.6 million, an increase of $3.9 million, or 144.4%, for the same period in 2009. The main driver for this increase was interest expense incurred for our $200 million high yield bonds issued October 1, 2009. Interest expense for the three months ended September 30, 2010 was $7.8 million. Realized and unrealized foreign exchange gains and losses, net, were a gain of approximately $1.2 million for the three months ended September 30, 2010.

Liquidity and Capital Resources

At September 30, 2010, our cash and cash equivalents, excluding restricted cash was $21.2 million. Our accounts receivable at September 30, 2010 were $171.4 million and our days sales outstanding were 76 days. Our total debt outstanding at September 30, 2010 was $233.4 million, which included $22.6 million due on our revolving line of credit and $192.3 million in 11.25% Senior Secured Notes net of discount. At September 30, 2010, we had approximately $66 million of availability under our revolving line of credit. For the quarter ended September 30, 2010, our cash flow from operating activities was $9.5 million, representing an increase of $12.2 million from the same period in 2009.

CEO Commentary

Kathryn Marinello, Chairman and Chief Executive Officer of Stream said; “Since joining Stream on August 19, 2010, I have spent significant time touring our service centers and meeting our employees, as well as our clients. I am very pleased and encouraged by the caliber of our employees and the positive impression our clients have of our services. These factors, I believe, are why Stream continues to win new business. Working with our Board of Directors and senior management team, we are creating a vision that ensures long-term value for our employees, clients and shareholders enabling Stream to be both the Employer of Choice in the workplace and the Supplier of Choice for our clients.”

Stream will hold a conference call for investors on November 4, 2010 at 9:00 AM EDT. Investors can participate by calling 1-800-723-6751 and referencing passcode #2057404.

Contact Information:

Sally Comollo

Director of Marketing Communications

sally.comollo@stream.com

781-304-1847

About Stream Global Services:

Stream Global Services is a leading global business process outsource (BPO) service provider specializing in customer relationship management services including sales, customer care and technical support for Fortune 1000 companies. Stream is a trusted partner to some of the world’s leading technology, computing, telecommunications, retail, entertainment/media, and financial services companies. Stream’s service programs are delivered through a set of standardized best practices and sophisticated technologies by a highly skilled multilingual workforce of over 30,000 employees capable of supporting over 35 languages across 50 locations in 22 countries. Stream strives to expand its global presence and service offerings to increase revenue, improve operational efficiencies and drive brand loyalty for its clients. To learn more about the company and its complete service offering, please visit www.stream.com.

Safe Harbor.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding our business expectations and objectives. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, risks relating to the Company’s ability to maintain and win additional client business, continue to maintain its operating performance and margin expansion, continue to have sufficient capital to grow and maintain our business, retain the Company’s management team and effectively operate a global franchise across multiple jurisdictions plus other risks detailed in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including those discussed in the Company’s Annual report on Form 10-K for the year ended December 31, 2009 and quarterly reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010.

Stream does not intend, and disclaims any obligation, to update any forward-looking information contained in this release, even if its estimates change.

The required reconciliations and other disclosures for all non-GAAP measures used by the Company are set forth in a schedule attached to this press release and in the Current Report on Form 8-K furnished to the SEC on the date hereof.

Non-GAAP Financial Information

This release contains non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of Stream’s performance or liquidity, should be considered in addition to, not as a substitute for, measures of Stream’s financial performance or liquidity prepared in accordance with GAAP. Non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how Stream defines non-GAAP financial measures in this release.

Stream’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of Stream’s comparative operating performance (when comparing such results with previous periods) and future prospects and excludes certain items from its internal financial statements for purposes of its internal budgets and financial goals. These non-GAAP financial measures are used by Stream’s management in their financial and operating decision-making because management believes they reflect Stream’s ongoing business in a manner that allows meaningful period-to-period comparisons. Stream’s management believes that these non-GAAP financial measures provide useful information to investors and others in (a) understanding and evaluating Stream’s current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner Stream’s current financial results with its past financial results.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude certain items do not include all items of income and expense that affect Stream’s operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on Stream. Management compensates for these limitations by also considering Stream’s financial results in accordance with GAAP.

STREAM GLOBAL SERVICES, INC.

Consolidated Condensed Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenue	$197,146	$121,875	$577,625	$383,159
Direct cost of revenue	113,946	72,568	337,783	224,587

Gross profit	83,200	49,307	239,842	158,572

Operating expenses:
Selling, general and administrative expenses	66,001	41,913	198,522	126,903
Transaction related, restructuring and severance expenses	3,746	3,189	8,716	3,917
Depreciation expense	11,226	5,214	33,691	13,979
Amortization expense	5,130	2,050	15,630	6,862

Total Operating expenses	86,103	52,366	256,559	151,661

Income (loss) from operations	(2,903)	(3,059)	(16,717)	6,911

Other income and expense, net	6,586	2,731	21,178	8,240

Loss before provision for income taxes	(9,489)	(5,790)	(37,895)	(1,329)
Provision for income taxes	3,091	986	6,665	6,314

Net loss	(12,580)	(6,776)	(44,560)	(7,643)

Preferred stock beneficial conversion feature, accretion and dividends	—	2,582	—	6,261

Net loss attributable to common shareholders	$(12,580)	$(9,358)	$(44,560)	$(13,904)

Net loss attributable to common shareholders per share:
Basic and diluted loss per share	$(0.16)	$(0.99)	$(0.56)	$(1.47)

Shares used in computing per share amounts:
Basic and diluted shares	$80,070	$9,446	$79,861	$9,450

STREAM GLOBAL SERVICES, INC.

Consolidated Condensed Balance Sheet

(Unaudited)

(In thousands)

	September 30, 2010	December 31, 2009

Assets:
Current assets:
Cash and cash equivalents	$21,444	$14,928
Accounts receivable, net	171,437	175,557
Other current assets	37,129	36,901

Total current assets	230,010	227,386
Equipment and fixtures, net	80,503	96,816
Goodwill, intangible assets, and other long-term assets	339,419	356,621

Total assets	$649,932	$680,823

Liabilities and Stockholders’ Equity:
Current liabilities	$117,297	$115,337
Line-of credit	22,632	15,501
Long-term debt	192,345	191,379
Capital lease obligations	10,496	11,279
Deferred income taxes	19,768	21,050
Other long-term liabilities	21,724	22,866

Total liabilities	384,262	377,412

Stockholders’ equity	265,670	303,411

Total liabilities and stockholders’ equity	$649,932	$680,823

STREAM GLOBAL SERVICES, INC.

Non-GAAP Financial Information

Pro Forma Combined Consolidated Condensed Statements of Operations

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenue	$197,146	$193,854	$577,625	$595,394
Direct cost of revenue	112,011	110,779	335,848	336,637

Gross profit	85,135	83,075	241,777	258,757

Gross profit as a percentage of revenue	43.2%	42.9%	41.9%	43.5%

Operating expenses:
Selling, general and administrative expenses	64,905	71,415	197,396	206,762
Transaction related, restructuring and severance expenses	3,746	6,890	8,716	9,939
Depreciation expense and amortization expense	16,356	14,868	49,321	43,674

Total operating expenses	85,007	93,173	255,433	260,375
Income (loss) from operations	128	(10,098)	(13,656)	(1,618)

Other income and expense, net	9,617	3,722	24,239	20,166

Loss before provision for income taxes	(9,489)	(13,820)	(37,895)	(21,784)
Provision for income taxes	3,091	845	6,665	7,047

Net loss	$(12,580)	$(14,665)	$(44,560)	$(28,831)

Adjusted Earnings Before Interest, Taxes, Depreciation & Amortization (“EBITDA”)
Income (loss) from operations as shown above	128	(10,098)	(13,656)	(1,618)
Depreciation and amortization expense	16,356	14,868	49,321	43,674
Transaction, one-time, restructuring and severance expenses	4,462	10,997	10,221	13,318
Stock-based compensation expense	924	207	3,695	531

Adjusted EBITDA	$21,870	$15,974	$49,581	$55,905

Note: The results above for 2009 represent the arithmetic combination of Stream’s and eTelecare’s historical operating results, with no historical purchase adjustments or consolidating entries, other than conforming adjustments to reflect items of revenue and expense on a consistent basis. The accompanying GAAP basis financial statements reflect the acquisition of eTelecare as of October 1, 2009.

STREAM GLOBAL SERVICES, INC.

Reconciliation of GAAP to Non-GAAP Pro Forma Information

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Gross profit as shown on a GAAP basis	$83,200	$49,307	$239,842	$158,572
Presenting realized foreign exchange gains (losses) on consistent basis with eTelecare	1,935	—	1,935	1,170
Inclusion of eTelecare in operating results for the period prior to acquisition	—	33,768	—	99,015

Gross profit as shown on a proforma basis	$85,135	$83,075	$241,777	$258,757

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Operating expenses as shown on a GAAP basis	$86,103	$52,366	$256,559	$151,661
Presenting realized foreign exchange (gains) losses on consistent basis with eTelecare	(1,096)	25	(1,126)	(477)
Inclusion of eTelecare in operating results for the period prior to acquisition	—	40,782	—	109,191

Operating expenses as shown on a proforma basis	$85,007	$93,173	$255,433	$260,375

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Other (income) expenses, net as shown on a GAAP basis	$6,586	$2,731	$21,178	$8,240
Presenting realized foreign exchange gains (losses) on consistent basis with eTelecare	3,031	(25)	3,061	1,647
Inclusion of eTelecare in operating results for the period prior to acquisition	—	1,016	—	10,279

Other (income) expenses, net on a proforma basis	$9,617	$3,722	$24,239	$20,166

STREAM GLOBAL SERVICES, INC.

Reconciliation of GAAP to Non-GAAP Pro Forma Information

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net Loss as shown on a GAAP basis	$(12,580)	$(6,776)	$(44,560)	$(7,643)
Add (deduct) items to reconcile to non-GAAP Adjusted EBITDA:
Provision for income taxes	3,091	986	6,665	6,314
Depreciation and amortization	16,356	14,868	49,321	43,674
Interest expense (income) and financial costs	6,586	2,731	21,178	8,240
Realized foreign exchange gains	3,031	1,656	3,061	1,647
Transaction, restructuring and severance expenses	4,462	10,997	10,221	13,318
Stock based compensation expense	924	207	3,695	531
Operating income (loss) of eTelecare for the period prior to the acquisition on October 1, 2009	—	(8,695)	—	(10,176)

Adjusted EBITDA	$21,870	$15,974	$49,581	$55,905